UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2013

Summit Materials, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-187556	24-4138486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Wynkoop Street

3rd Floor

Denver, CO 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 893-0012

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2013, Summit Materials, LLC (“Summit” or the “Company”) announced that Brian J. Harris, 57, was appointed Chief Financial Officer of the Company and the Company’s indirect parent entity, Summit Materials Holdings L.P. (“Parent”), effective as of October 14, 2013.

Prior to joining Summit, Mr. Harris served as Executive Vice President and Chief Financial Officer of Bausch & Lomb Holdings Incorporated, a leading global eye health company, from 2009 to 2013. From 1990 to 2009, Mr. Harris held positions of increasing responsibility with industrial, automotive, building products and engineering manufacturing conglomerate Tomkins plc, including President of the $2 billion worldwide power transmission business for Gates Corporation, and Senior Vice President for Strategic Business Development and Business Administration, Chief Financial Officer, and Secretary of Gates Corporation. Mr. Harris earned his Bachelor of Accountancy from Glasgow University and is qualified as a Scottish Chartered Accountant.

The Company has agreed to pay Mr. Harris a base salary of $475,000, with a target bonus of 75% of his base salary, based upon the achievement of performance targets to be determined annually, with a potential bonus of up to 150% of base salary for extraordinary performance. In addition, Mr. Harris will receive a grant of Class D unit interests in Parent and will be eligible to receive certain grants of Class D unit interests in the future and to make certain investments in Parent’s equity securities. The Company expects to enter into an employment agreement with Mr. Harris once the terms of his compensation arrangements are finalized and will file an amendment to this Current Report on Form 8-K to report any additional information called for by
Item 5.02(c)(3) of Form 8-K within four business days after such information is determined or becomes available.

Effective upon Mr. Harris’s appointment as Chief Financial Officer, on October 14, 2013, John R. Murphy resigned from his position as Interim Chief Financial Officer of the Company and Parent. Mr. Murphy will provide consulting services in connection with the transition through November 14, 2013. Compensation to Mr. Murphy for his service as Interim Chief Financial Officer, and for his consulting services for a one month transition period, equals $446,500 per annum (or $37,208 per month). Mr. Murphy will continue to serve as a director and chairman of the audit committee of the board of directors of the general partner of Parent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT MATERIALS, LLC

By:	/s/ Thomas Hill
Name:	Thomas Hill
Title:	Chief Executive Officer

Date: October 18, 2013